UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2008
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On October 14, 2008, Endocare, Inc. (the “Company”) entered into an Irrevocable Waiver and Termination Agreement (the “Termination Agreement”) with the Company’s former Chief Executive Officer, Paul W. Mikus. Under the Termination Agreement, the Indemnification Agreement between the Company and Mr. Mikus has been terminated in exchange for the Company’s waiver of certain severance and legal fee reimbursement rights. As a result of the Termination Agreement, the Company is no longer obligated to pay any future legal costs for Mr. Mikus. In addition, the Company’s obligation to pay for legal costs incurred by Mr. Mikus in August 2008 and September 2008 is limited to the amount, if any, that the Company receives from Mr. Mikus as restitution.
The foregoing description of the Termination Agreement is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Irrevocable Waiver and Termination Agreement, dated October 14, 2008, by and between Endocare, Inc. and Paul W. Mikus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
October 15, 2008	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Irrevocable Waiver and Termination Agreement, dated October 14, 2008, by and between Endocare, Inc. and Paul W. Mikus.

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